Exhibit 1

CONSOLIDATED EDISON, INC.

UNDERWRITING AGREEMENT

November 14, 2018

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters

Ladies and Gentlemen:

Consolidated Edison, Inc., a New York corporation, (the “Company”) and Citigroup Global Markets Inc. (“Citi”), in its capacity as agent and affiliate of the applicable Forward Purchaser (as defined below) Citibank, N.A., Barclays Capital Inc. (“Barclays”), in its capacity as agent and affiliate of the applicable Forward Purchaser Barclays Bank PLC, and J.P. Morgan Securities LLC (“J.P. Morgan”), in its capacity as agent and affiliate of the applicable Forward Purchaser JPMorgan Chase Bank, National Association, London Branch (each, in such capacity, a “Forward Seller” and collectively, the “Forward Sellers”), acting severally and not jointly, at the request of the Company in connection with the Forward Sale Agreements (as defined below), confirm their respective agreements with Citigroup Global Markets Inc., Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives (in such capacity, the “Representatives”) of the several underwriters named in Schedule I hereto and each of such several underwriters named in Schedule I hereto (the “Underwriters”), with respect to, (i) subject to Section 11 hereof, the sale by the Forward Sellers, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Shares ($.10 par value) of the Company (“Common Stock”) set forth in Schedule I hereto under the headings “Number of Borrowed Firm Shares to be Purchased from Citi,” “Number of Borrowed Firm Shares to be Purchased from Barclays” and “Number of Borrowed Firm Shares to be Purchased from J.P. Morgan,” respectively (collectively, the “Borrowed Firm Shares”) and (ii) the grant to the Underwriters, acting severally and not jointly, of the option described in Section 4(b) hereof to purchase all or any portion of 1,493,506 shares of additional shares of Common Stock (the “Borrowed Option Shares”).

The Borrowed Firm Shares and any Company Top-Up Firm Shares (as defined in Section 11 hereof) are herein referred to collectively as the “Firm Shares.” The Borrowed Option Shares and any Company Top-Up Option Shares (as defined in Section 11 hereof) are herein referred to collectively as the “Option Shares.” Any Company Top-Up Firm Shares and any Company Top-Up Option Shares are herein referred to collectively as the “Company Shares.” The Borrowed Firm Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Firm Shares and the Option Shares are herein referred to collectively as the “Shares.” If the firms listed in Schedule I hereto include only the Representatives listed in Schedule I hereto, then the terms “Underwriters,” “Underwriter” and “Representatives” as used herein shall each be deemed to refer to such single firm, and reference to “Underwriters” shall be revised as appropriate in the particular context to be reference to the single Underwriter.

As used herein, the term “Forward Sale Agreements” means the separate letter agreements dated the date hereof between the Company and each of Citibank, N.A., Barclays Bank PLC and JPMorgan Chase Bank, National Association, London Branch (each, in such capacity, a “Forward Purchaser” and collectively, the “Forward Purchasers”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreements), of a number of shares of Common Stock equal to the number of Borrowed Firm Shares sold by each Forward Seller pursuant to this Underwriting Agreement (this “Agreement”), and the term “Additional Forward Sale Agreement” has the meaning set forth in Section 4 hereof.

The terms and rights of the Shares shall be as specified in or pursuant to the provisions of this Agreement and the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”). This Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

This Agreement will become effective with respect to the Shares at a point in time agreed to by the several Underwriters, the Forward Sellers, the Forward Purchasers and the Company (the “Pricing Effective Time”), which for purposes of this Agreement means 5:55 p.m. (New York City time) on the date hereof. The Pricing Effective Time shall occur when the Preliminary Prospectus (as defined below) and the information set forth in Schedule II hereto (collectively, the “Pricing Disclosure Material”) shall be available for delivery or communication to purchasers. At the Pricing Effective Time, the several Underwriters propose to offer the Shares for sale upon terms and conditions set forth in the Prospectus (as defined in Section 1(a) hereof) and in the Pricing Disclosure Material.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter, each Forward Purchaser and each Forward Seller as of the Pricing Effective Time that:

(a) A registration statement (No. 333-226538) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the registration statement has become effective; and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act of 1933, as amended (the “Act”) against the Company or related to the offering of the Shares has been initiated or threatened by the Commission. The Company proposes to file pursuant to Rule 424 under the Act a prospectus supplement specifically relating to the Shares and reflecting the terms of the Shares and plan of distribution arising from this Agreement (the “Pricing Supplement”) and has previously advised the Underwriters of all information to be set forth therein. The term “Registration Statement” as used with respect to the Shares means the registration statement as deemed revised pursuant to Rule 430(B)(f)(1) under the Act on the date of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such Section applies to the Company and the Underwriters for the Shares pursuant to Rule 430B(f)(2) under the Act (the “Effective Date”). The term “Basic Prospectus” means the prospectus included in the Registration Statement exclusive of any supplement filed pursuant to Rule 424. The term “Prospectus” means the Basic Prospectus together with the Pricing Supplement, as first filed with the Commission pursuant to Rule 424. The term “Preliminary Prospectus” means a preliminary prospectus supplement, if any, specifically relating to the Shares together with the Basic Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “Preliminary Prospectus” shall include in each case the material, if any, incorporated by reference therein.

(b) The documents incorporated by reference in the Pricing Disclosure Material or in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and none of the documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when said further documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Registration Statement, any Permitted Free Writing Prospectus (as defined below) and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act; the Registration Statement as of the Effective Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (i) the Pricing Disclosure Material does not as of the Pricing Effective Time, (ii) the Prospectus will not, as of the Effective Date, (iii) the Prospectus and any amendment or supplement thereto will not, as of their dates, and (iv) the Prospectus, as it may be amended or supplemented pursuant to Section 7 hereof, as of the Time of Delivery (as defined below) or as of the Additional Time of Delivery (as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are or were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any information furnished by or on behalf of any Underwriter through the Representatives, the Forward Purchasers or the Forward Sellers for use in the Pricing Disclosure Material or the Prospectus, it being understood and agreed that the only such information so furnished consists of the statements described in Section 10 hereof. Any Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus.

(d) Except as set forth or contemplated in the Pricing Disclosure Material and the Prospectus, since the dates as of which information is given in the Basic Prospectus or in any Preliminary Prospectus, there has not been any material adverse change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company, or in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

(e) The Company has been duly formed and is validly existing and in good standing under the laws of the State of New York. The Company has full power and authority to conduct its business and, except as described in the Registration Statement, the Pricing Disclosure Material and the Prospectus, possesses all material licenses and approvals necessary for the conduct of its business.

(f) The Company has an authorized capitalization as set forth in the Pricing Disclosure Material and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and except as set forth or contemplated in the Pricing Disclosure Material and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) Each Forward Sale Agreement has been, and any Additional Forward Sale Agreement will be, duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the applicable Forward Purchaser, constitutes or will constitute a valid and legally binding agreement, enforceable against the Company in accordance with its respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or effecting creditors’ rights and to general equity principles.

(i) The Company Shares have been duly authorized, and, if and when delivered by the Company to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Pricing Disclosure Material and the Prospectus.

(j) A number of shares of Common Stock equal to at least two times the Number of Shares (as such term is defined in each Forward Sale Agreement or any Additional Forward Sale Agreement) has been duly authorized and reserved for issuance under a Forward Sale Agreement or Additional Forward Sale Agreement, and the Common Stock initially issuable pursuant to such Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, when delivered to and paid for by the applicable Forward Purchaser in accordance with the terms of such Forward Sale Agreement or Additional Forward Sale Agreement, will be validly issued, fully paid and non-assessable.

(k) The issue and sale of any Company Shares and the compliance by the Company with all of the provisions of the Shares, each Forward Sale Agreement, any Additional Forward Sale Agreement, this Agreement and the consummation of the transaction herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Certificate of Incorporation or the Company’s by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, provided that in making the forgoing representation, the Company assumes that the Underwriters comply with the requirements of the foreign laws described in the Prospectus under the headings “Notices to Investors—European Economic Area,” “Notices to Investors—United Kingdom,” “Notices to Investors—Japan,” “Notices to Investors—Australia” and “Notices to Investors—Canada.” No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of any Company Shares or the consummation by the Company of the other transactions contemplated by this Agreement, each Forward Sale Agreement or any Additional Forward Sale Agreement except such as have been, or will have been prior to the Time of Delivery or the Additional Time of Delivery (if any), as the case may be, obtained under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, and provided, that, with respect to registration under the Act of any Common Stock issued and delivered by the Company under the applicable Forward Sale Agreement or any Additional Forward Sale Agreement and subject to Section 10 thereof, the applicable Forward Purchaser uses such Common Stock, directly or indirectly, solely for the purpose of delivery to securities lenders from whom the applicable Forward Seller borrowed Common Stock in connection with hedging such Forward Purchaser’s exposure in connection with such Forward Sale Agreement or such Additional Forward Sale Agreement as contemplated in the Forward Letter (as defined in such Forward Sale Agreement or such Additional Forward Sale Agreement).

(l) Other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Material and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party, or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m) The consolidated financial statements of the Company and its subsidiaries set forth in the Registration Statement, the Pricing Disclosure Material and the Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

(n) With respect to the Registration Statement, the conditions for the use of Form S-3 were satisfied by the Company.

(o) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose, or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares has been instituted or threatened by the Commission.

(p) The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act) filed within three years of the Pricing Effective Time; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and the Company is a “well-known seasoned issuer” and is not an “ineligible issuer” (in each case as defined in Rule 405) at the “determination dates” (described in such definitions) relevant to the offering and sale of the Shares under the Registration Statement.

(q) The documents incorporated by reference in the Pricing Disclosure Material or the Prospectus do not include non-GAAP financial measures within the meaning of Regulation G or Item 10 of Regulation S-K of the Commission, with the exception of the measure “adjusted earnings” which is described immediately before Item 1 in the Company’s most recent Annual Report on Form 10-K.

(r) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

(s) The Company intends to use the net proceeds that it receives upon settlement of each Forward Sale Agreement and any Additional Forward Sale Agreement and any proceeds that it receives from the sale of any Company Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company assessed the effectiveness of its internal control over financial reporting as of the end of the period covered by its most recent Annual Report on Form 10-K filed with the Commission and, based on such assessment, concluded that it had effective internal control over financial reporting. In addition, there was no change in the Company’s internal control over financial reporting that occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any material weakness in its internal controls over financial reporting.

(u) The Company maintains disclosure controls and procedures to provide reasonable assurance that the information required to be disclosed by the Company in the reports that it submits to the Commission is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and such disclosure controls and procedures. The Company evaluated its disclosure controls and procedures as of the end of the period covered by its most recent periodic report filed with the Commission pursuant to Section 13 of the Exchange Act and, based on such evaluation, concluded that the controls and procedures were effective to provide such reasonable assurance.

(v) There is and has been no failure on the part of the Company and to the knowledge of the Company there has been no failure on the part of any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(w) The interactive data files in eXtensible Business Reporting Language included as exhibits in documents incorporated by reference in the Pricing Disclosure Material or in the Prospectus, when such incorporated documents were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

2. Representations and Warranties of the Forward Sellers. Each Forward Seller, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

(a) This Agreement has been duly authorized, executed and delivered by such Forward Seller.

(b) Each Forward Sale Agreement and the Additional Forward Sale Agreement (if any) entered into by such Forward Seller or its affiliate as Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery thereof by the Company, constitutes a valid and binding agreement, enforceable against such Forward Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or effecting creditors’ rights and to general equity principles.

(c) Such Forward Seller will, at the Time of Delivery (as defined below) and at the Additional Time of Delivery (as defined below), if any, have the free and full right, power and authority to transfer any Borrowed Firm Shares or Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and full right, power and authority to transfer any such Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(d) Such Forward Seller represents and warrants to, and agrees with, each Underwriter that it is acting solely as an agent for the applicable Forward Purchaser in connection with the transactions contemplated hereby.

3. Agreements on Use of Free Writing Prospectuses. The Company, each Forward Seller and the Underwriters make the following agreements and representations with respect to the use of “free writing prospectuses,” as defined in Rule 405 under the Act:

(a) The Company represents and agrees that it has not made and without the consent of the Representatives and the Forward Sellers it will not make any offer relating to any Shares that would constitute a free writing prospectus, other than a Permitted Free Writing Prospectus; each Underwriter represents and agrees that, without the consent of the Company, the Forward Sellers and the Representatives, it will not make any offer relating to the Shares that would constitute a free writing prospectus, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 and any free writing prospectus, the use of which has been consented to by the Company, the Forward Sellers and the Representatives, shall be listed on Schedule III hereto (a “Permitted Free Writing Prospectus”).

(b) The Company will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus including timely Commission filing and legending.

(c) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, or the Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and the Forward Sellers and, if requested by the Representatives or the Forward Sellers, will prepare and furnish without charge to each Underwriter a Permitted Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives, the Forward Purchasers or the Forward Sellers, expressly for use therein.

(d) The Company agrees that if there occurs an event or development as a result of which the Pricing Disclosure Material would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will notify the Representatives so that any use of the Pricing Disclosure Material may cease until it is amended or supplemented.

4. Agreements to Sell and Purchase. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, each of the Forward Sellers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), severally and not jointly, agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Forward Sellers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares) the respective number of Firm Shares set forth in Schedule I hereto opposite such Underwriter’s name at the purchase price set forth in Schedule II hereto (the “Purchase Price”).

(b) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Underwriters shall have the option to purchase severally and not jointly, the Option Shares, solely to cover any over-allotments, at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares (the “Option Purchase Price”). The Representatives may exercise this right on behalf of the Underwriters at one time only in whole or in part, by giving written notice not later than 30 calendar days after the date of this Agreement. Any exercise notice shall specify the number of Borrowed Option Shares to be purchased by the Underwriters and the time and date on which such Borrowed Option Shares are to be purchased (the “Additional Time of Delivery”), which may be the same date and time as the Time of Delivery, but shall not be earlier than the Time of Delivery, or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. Following delivery of an exercise notice:

(i) The Company shall, within one business day after such notice is given, execute and deliver to each of the Forward Sellers an additional letter agreement substantially in the form attached hereto as Schedule IV between the Company and a Forward Purchaser (each, an “Additional Forward Sale Agreement” and collectively, the “Additional Forward Sale Agreements”) providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in an Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Borrowed Option Shares being purchased by the Underwriters from such Forward Seller pursuant to the exercise of such option. Upon the Company’s execution and delivery to such Forward Seller of such Additional Forward Sale Agreement, the applicable Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements contained herein, and subject to the conditions stated herein, such Forward Seller (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Option Shares at the Option Purchase Price.

At the Additional Time of Delivery, if any, each Underwriter agrees, severally and not jointly, on the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions stated herein, to purchase from the Company or the Forward Sellers, as applicable, at the Option Purchase Price, the number of Option Shares that bears the same ratio to the total number of Option Shares being purchased on the Additional Time of Delivery as the number of Firm Shares set forth in Schedule I hereto under the heading “Total Number of Borrowed Firm Shares To Be Purchased from the Forward Sellers” opposite the name of such Underwriter bears to the total number of Firm Shares being purchased by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

(c) If (i) any of the representations and warranties of the Company contained in Section 1 hereof or any certificate delivered by the Company pursuant hereto are not true and correct as of the Time of Delivery as if made as of the Time of Delivery, (ii) the Company has not performed in all material respects all of the obligations required to be performed by it under this Agreement at or prior to the Time of Delivery, (iii) any of the conditions set forth in Section 9 hereof have not been satisfied at or prior to the Time of Delivery, (iv) this Agreement shall have been terminated pursuant to Section 14 at or prior to the Time of Delivery, or (v) the Company has not delivered to the Forward Purchasers an opinion of counsel pursuant to Section 4(a)(vii) of the Forward Sale Agreements, at or prior to the Time of Delivery, any of the Forward Sellers, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters at the Time of Delivery the Borrowed Firm Shares. In addition, in the event that, in any of the Forward Purchaser’s commercially reasonable judgment, (A) any of the Forward Sellers is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the total number of Borrowed Shares, or (B) any of the Forward Sellers would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at the Time of Delivery the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost; provided, however, that if the Company exercises its option pursuant to Section 4(b) of such Forward Sale Agreement to terminate the Transaction (as defined in the applicable Forward Sale Agreement), then such Forward Seller shall not borrow and deliver for sale any Borrowed Firm Shares to the Underwriters at the Time of Delivery.

(d) If the Company has entered into the Additional Forward Sale Agreements with the Forward Sellers pursuant to Section 4(b)(i) hereof, and (i) any of the representations and warranties of the Company contained in Section 1 hereof or any certificate delivered pursuant hereto are not true and correct in all material respects as of the Additional Time of Delivery, (ii) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the Additional Time of Delivery, (iii) any of the conditions set forth in Section 9 hereof have not been satisfied on or prior to the Additional Time of Delivery, (iv) this Agreement shall have been terminated pursuant to Section 14 on or prior to the Additional Time of Delivery, or (v) the Company has not delivered to the Forward Purchasers an opinion of counsel pursuant to Section 4(a)(vii) of the Additional Forward Sale Agreements, if any, on or prior to the Additional Time of Delivery, any of the Forward Sellers, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters at the Additional Time of Delivery the Borrowed Option Shares. In addition, in the event that, in any of the Forward Purchaser’s commercially reasonable judgment, (A) any of the Forward Sellers is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Option Shares, or (B) any of the Forward Sellers would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at the Additional Time of Delivery the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost; provided, however, that if the Company exercises its option pursuant to Section 4(b) of such Additional Forward Sale Agreement to terminate the Transaction (as defined in such Additional Forward Sale Agreement), then such Forward Seller shall not borrow and deliver for sale any Borrowed Option Shares to the Underwriters at the Additional Time of Delivery.

(e) If (i) a Forward Seller elects, pursuant to Section 4(c) hereof, not to borrow and deliver for sale to the Underwriters at the Time of Delivery the total number of Borrowed Shares, or (ii) a Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 4(b)(i) hereof and such Forward Seller elects, pursuant to Section 4(d) hereof, not to borrow and deliver for sale to the Underwriters at the Additional Time of Delivery, if any, the total number of Borrowed Option Shares for the Additional Time of Delivery, in either case, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the second business day prior to the Time of Delivery or the Additional Time of Delivery, as the case may be.

5. Public Offering by the Underwriters. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the effectiveness of this Agreement in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public upon the terms set forth in the Pricing Disclosure Material and the Prospectus.

6. Payment and Delivery. The Forward Sellers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares) will deliver such Shares to or as instructed by the Representatives for the accounts of the several Underwriters against payment of the Purchase Price for such Shares by the Underwriters to the Forward Sellers or the Company, as applicable, by wire transfer in immediately available funds, at 10:00 a.m. on November 19, 2018, or such date and time as shall be agreed upon by the Representatives, the Forward Sellers and the Company. The time and date of such payment are hereinafter referred to as the “Time of Delivery.” The Time of Delivery may be postponed pursuant to Section 11(a) hereof.

The Forward Sellers (with respect to the Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares) will deliver such Shares to or as instructed by the Representatives for the accounts of the several Underwriters against payment of the Option Purchase Price for such Shares by the Underwriters to the Forward Sellers or the Company, as applicable, by wire transfer in immediately available funds, at the Additional Time of Delivery. The Additional Time of Delivery may be postponed pursuant to Section 11(a) hereof.

7. Covenants of the Company. The Company agrees with each of the Underwriters, the Forward Purchasers and the Forward Sellers:

(a) To prepare the Prospectus specifically relating to the Shares in a form approved by the Representatives and the Forward Sellers and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; after the date of this Agreement and prior to the Time of Delivery for the Firm Shares or the Additional Time of Delivery for the Option Shares, as applicable, to make no amendment or supplement to the Registration Statement, the Pricing Disclosure Material or the Prospectus to which the Representatives and the Forward Sellers shall reasonably object in writing promptly after reasonable notice thereof; to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares, and during the same period to advise the Representatives and the Forward Sellers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed, or mailed for filing, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to use promptly the Company’s best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action as the Representatives and the Forward Sellers may reasonably request to qualify any Shares for offering and sale under the securities laws of such jurisdictions as the Representatives and the Forward Sellers may request and to comply with those laws so as to permit the continuance of sales and dealings therein in those jurisdictions for as long as may be necessary to complete the distribution of any Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To deliver to the Representatives and the Forward Sellers three signed or conformed copies of the Registration Statement, and each amendment thereto, including exhibits thereto and documents incorporated by reference therein, and to furnish to the Underwriters and the Forward Sellers written and electronic copies of the Pricing Disclosure Material, the Prospectus, and each amendment or supplement thereto, in such quantities as the

Representatives and the Forward Sellers may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time during the nine-month period following the Time of Delivery or the Additional Time of Delivery, as applicable, in connection with the offering or sale of the Shares and if at that time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during the same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and the Forward Sellers and upon their request to file the document and to prepare and furnish without charge to the Underwriters and the Forward Sellers and to any dealer in securities as many copies as the Representatives or the Forward Sellers may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct the statement or omission or effect compliance;

(d) To make generally available to the Company’s security holders (as set forth in Rule 158(c) under the Act) as soon as practicable, but in any event not later than eighteen months after the Effective Date of the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder; and

(e) During a period of ninety days after the date of this Agreement, the Company will not, without prior written consent of the Representatives and the Forward Sellers, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, its Common Stock, except for Common Stock issued pursuant to this Agreement, upon conversions of the Company’s outstanding securities in accordance with their terms, or in connection with the Forward Sale Agreements and the Additional Forward Sale Agreements (if any) or the Company’s employee stock or dividend reinvestment plans.

8. Expenses. The Company covenants and agrees with the several Underwriters and the Forward Sellers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and of the Pricing Disclosure Material (including any Permitted Free Writing Prospectus) and the mailing and delivering of copies thereof to the Underwriters, the Forward Purchasers and the Forward Sellers and dealers; (ii) the cost of typing, printing or producing this Agreement, the Forward Sale Agreements, the Additional Forward Sale Agreements (if any), any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of any Company Shares for offering and sale under state securities laws as provided in Section 7(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and any legal investment survey; (iv) the cost of preparing any Company Shares; (v) all expenses in connection with the listing of the Shares on any stock exchange or any filing fee with the Financial Industry Regulatory Authority, Inc.; (vi) all expenses incurred by the Company or the Underwriters in connection with any “road show” presentation to potential investors; and (vii) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 8. It is understood, however, that, except as provided in this Section 8, or in Section 10 and Section 14(b) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters under this Agreement shall be subject, in the discretion of the Underwriters, (i) to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery for the Firm Shares and at and as of the Additional Time of Delivery (if any) for the Option Shares, true and correct, and (ii) to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; each Permitted Free Writing Prospectus shall have been filed by the Company with the Commission within the applicable time period prescribed for such filings by, and otherwise in compliance with, Rule 433 under the Act to the extent so required; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares, shall have been instituted or threatened by the Commission; and all requests for additional information on the part of the Commission since the date on which the Registration Statement became effective shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Hunton Andrews Kurth LLP, counsel for the Underwriters, shall have furnished to the Underwriters, the Forward Purchasers and the Forward Sellers such opinion or opinions, dated the Time of Delivery, with respect to the Shares, the Registration Statement, the Pricing Disclosure Material, the Prospectus, and such other related matters as the Representatives, the Forward Purchasers and the Forward Sellers may reasonably request.

(c) Legal counsel for the Company, which may be the General Counsel or Vice President, Legal Services of either the Company or Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) and/or a law firm to which the Representatives and the Forward Sellers do not reasonably object, shall have furnished to the Underwriters, the Forward Purchasers and the Forward Sellers his or her written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives and the Forward Sellers, to the effect that:

(i) The Company has been duly formed and is validly existing and in good standing under the laws of the State of New York and has full power and authority to conduct its business and, except as described in the Registration Statement or in the Prospectus as then amended or supplemented, to the best of his or her knowledge possesses all material licenses and approvals necessary for the conduct of its business;

(ii) The Company has authorized equity capitalization as set forth, or incorporated by reference, in the Prospectus and all of the issued Common Stock has been duly and validly authorized and issued and is fully paid and non-assessable;

(iii) This Agreement has been duly authorized, executed and delivered by the Company;

(iv) Each of the Forward Sale Agreements has been, and the Additional Forward Sale Agreements (if any) will be, duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the applicable Forward Purchasers, such Forward Sale Agreement constitutes, and such Additional Forward Sale Agreement will constitute, a valid and legally binding agreement, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(v) The Company Shares have been duly authorized, and, if and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any shareholder of the Company (provided, however, that this subsection (v) of this Section 9(c) shall not be required to be included in the opinion if no Company Top-Up Firm Shares or Company Top-Up Option Shares are required to be delivered in accordance with this Agreement);

(vi) A number of shares of Common Stock equal to at least two times the Number of Shares (as such term is defined in each of the Forward Sale Agreements and the Additional Forward Sale Agreements, if any) has been duly authorized and reserved for issuance under the Forward Sale Agreements and the Additional Forward Sale Agreements and the Common Stock initially issuable pursuant to the Forward Sale Agreements and the Additional Forward Sale Agreements, when delivered to and paid for by the applicable Forward Purchasers in accordance with the terms of the Forward Sale Agreements and the Additional Forward Sale Agreements, will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to preemptive or other similar rights of any shareholder of the Company;

(vii) (I) The issue and sale of the Company Shares and (II) the compliance by the Company with all of the provisions of the Shares, the Forward Sale Agreements, the Additional Forward Sale Agreements (if any) and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any statute, agreement or instrument known to him or her to which the Company or any Subsidiary is a party or by which it or any Subsidiary is bound or to which any of the property of the Company or any Subsidiary is subject, (B) any order, rule or regulation known to him or her of any court, governmental agency or body having jurisdiction over the Company or any of its properties, except in each of (A) and (B) for such conflicts, defaults or breaches as would not have a

Material Adverse Effect; or (C) the Company’s Certificate of Incorporation or by-laws (provided, however, that subsection (vii)(I) of this Section 9(c) shall not be required to be included in the opinion if no Company Top-Up Firm Shares or Company Top-Up Option Shares are required to be delivered in accordance with this Agreement);

(viii) No consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, the Forward Sale Agreements and the Additional Forward Sale Agreements (if any), except: (A) such as have been obtained under the Act; and (B) such consents, approvals, authorizations, registrations or qualifications, as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and provided, that, with respect to registration under the Act of any Common Stock issued and delivered by the Company under the Forward Sale Agreements and the Additional Forward Sale Agreements (if any) and subject to Section 10 thereof, the applicable Forward Purchaser uses such Common Stock, directly or indirectly, solely for the purpose of delivery to securities lenders from whom the applicable Forward Seller borrowed Common Stock in connection with hedging such Forward Purchaser’s exposure in connection with the applicable Forward Sale Agreement and any Additional Forward Sale Agreement as contemplated in the Forward Letter (as defined in such Forward Sale Agreement and such Additional Forward Sale Agreement);

(ix) The Registration Statement on the date of this Agreement complied (exclusive of any Form T-1, as to which he or she need express no opinion or belief) and any Permitted Free Writing Prospectus and the Prospectus (other than the financial statements and related schedules included or incorporated by reference therein, as to which he or she need express no opinion or belief) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and the documents incorporated by reference in the Prospectus at the Time of Delivery (other than the financial statements and related schedules therein, as to which he or she need express no opinion or belief) when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

(x) In the case of an opinion rendered by the General Counsel or Vice President, Legal Services of the Company, he or she has no reason to believe, and in the case of an opinion rendered by a law firm, no facts came to their attention which caused them to believe, that (A) the Registration Statement on the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Pricing Disclosure Material at the Pricing Effective Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (C) the Prospectus as of the date thereof contained, or as of the Time of Delivery contains, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(xi) The statements contained in the Pricing Disclosure Material and the Prospectus under the caption “Description of Common Shares,” insofar as said statements constitute a summary of the documents referred to therein and the New York Business Corporation Law applicable to the Shares, are accurate and fairly present the information required to be shown; to the best of his or her knowledge, there are no legal or governmental proceedings pending, or contemplated by governmental authorities, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (including without limitation, any proceeding by the Commission for a stop order or pursuant to Section 8A of the Act) which, in any such case, are required by the Act or the Exchange Act or the rules and regulations thereunder to be described in the Prospectus or the documents incorporated by reference therein that are not described as so required; and he or she does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon filing they would be incorporated, in whole or in part, by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required; and

(xii) (A) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Material and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; (B) except as otherwise described in the Pricing Disclosure Material and Prospectus, all of the issued and outstanding common stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of his or her knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (C) none of the outstanding shares of common stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In addition in rendering its opinions in subparagraphs (c)(ix) and (c)(x) above, such counsel may assume that “the earlier of the date the Prospectus is first used or the date of the first contract of sale of the Shares” is the date of this Agreement unless the Representatives shall advise that such event occurred on a different date that it shall specify, in which case the phrase “the date of this Agreement” in such opinions shall be replaced by the date so identified.

(d) Shearman & Sterling LLP, counsel for the Company, shall have furnished to the Underwriters, the Forward Purchasers and the Forward Sellers a written opinion (which may note that it is not expert in matters relating to the regulation of energy or public utilities), dated the Time of Delivery, in form and substance satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers, to the effect that:

(i) The description of the U.S. federal income and estate tax consequences set forth in the Pricing Disclosure Material and the Prospectus under the caption “Certain United States Federal Income and Estate Tax Consequences for Non-U.S. Holders,” insofar as such description constitutes a statement of U.S. federal income and estate tax law or legal conclusions and subject to the limitations and conditions described therein, is accurate in all material respects;

(ii) Each of the Forward Sale Agreements has been, and the Additional Forward Sale Agreements (if any) will be, duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the applicable Forward Purchasers, such Forward Sale Agreement constitutes, and such Additional Forward Sale Agreement will constitute, a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(iii) On the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which caused us to believe that (i) the Registration Statement (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which we have not been requested to comment), as of the date of this Agreement, contained an untrue statement of material fact required or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Material (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of the Pricing Effective Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Representatives shall have received at or prior to the Pricing Effective Time on, and dated, the date of this Agreement, and at or prior to the Time of Delivery on, and dated, the date thereof, a letter from PricewaterhouseCoopers LLP addressed to the Representatives substantially in the form and to the effect theretofore supplied to and deemed satisfactory by the Representatives.

(f) Since the respective dates as of which information is given in the Pricing Disclosure Material and the Prospectus there shall not have been any material adverse change in the capital stock or long-term debt of the Company, or in or affecting the business prospects, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (taken as a whole), other than as set forth or contemplated in the Pricing Disclosure Material and the Prospectus as of the date of this Agreement, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Material and the Prospectus.

(g) Subsequent to the Pricing Effective Time (i) no downgrading or withdrawal shall have occurred in the rating accorded any securities of the Company or Con Edison of New York by Moody’s Investors Service Inc., S&P Global Ratings or Fitch Ratings Inc., and (ii) neither Moody’s Investors Service Inc., S&P Global Ratings or Fitch Ratings Inc. shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of the Company or Con Edison of New York.

(h) Subsequent to the Pricing Effective Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally, or in the Company’s securities, on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the declaration of a war directly involving the United States of America, or the occurrence of any other national or international calamity or crisis, or the outbreak or escalation of any conflict involving the armed forces of the United States of America, if the effect of any such event specified in this Section 9(h) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Pricing Disclosure Material and the Prospectus.

(i) The Company shall have furnished or caused to be furnished to the Representatives, the Forward Purchasers and the Forward Sellers at the Time of Delivery a certificate or certificates of officers of the Company satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers, as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, and as to the matters set forth in subsections (a) (the statement that no stop order or proceeding for that purpose, or under Section 8A, has been “threatened” by the Commission may be qualified by the phrase “to the best of our knowledge,”) (f) and (g) (item (ii) may be qualified by the phrase “to the best of our knowledge”) of this Section 9.

(j) The Company Top-Up Firm Shares (if any) to be issued and sold by the Company hereunder at the Time of Delivery, and the shares of Common Stock (if any) deliverable to the Forward Purchasers pursuant to the Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements) or otherwise, in each case, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(k) In the event that the Underwriters exercise their option to purchase all or any portion of the Option Shares:

(i) the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Additional Time of Delivery;

(ii) at the Additional Time of Delivery, the Representatives shall have received:

(A) a certificate, dated the Additional Time of Delivery, of officers of the Company, confirming that the certificate delivered at the Time of Delivery pursuant to Section 9(i) hereof remains true and correct as of the Additional Time of Delivery;

(B) (i) the opinion of counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated the Additional Time of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 9(c) hereof and (ii) the opinion of Shearman & Sterling LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated the Additional Time of Delivery, to the same effect as the opinion required by Section 9(d) hereof;

(C) the opinion of Hunton Andrews Kurth LLP, counsel for the Underwriters, dated the Additional Time of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 9(b) hereof;

(D) a letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated the Additional Time of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 9(e) hereof, except that the “specified date” on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to the Additional Time of Delivery; and

(E) The Company Top-Up Option Shares (if any) to be issued and sold by the Company hereunder at the Additional Time of Delivery, and the shares of Common Stock (if any) deliverable to the Forward Purchasers pursuant to the Additional Forward Sale Agreements, if any, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Additional Forward Sale Agreements) or otherwise, in each case, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

(iii) since the time of execution of this Agreement (A) no downgrading or withdrawal shall have occurred in the rating accorded any securities of the Company or Con Edison of New York by Moody’s Investors Service Inc., Standard & Poor’s Ratings Group or Fitch Investor Services, and (B) neither Moody’s Investors Service Inc., Standard & Poor’s Rating Group nor Fitch Investor Services shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of the Company or Con Edison of New York.

10. Indemnity and Contribution. (a) The Company will indemnify each Underwriter, the Forward Purchasers and the Forward Sellers, each of their respective directors and officers, their respective Affiliates as such term is defined in Rule 501(b) under the Act, the selling agents of any Underwriter and each person, if any, who controls such Underwriter, the Forward Purchasers or the Forward Sellers, within the meaning of Section 15 of the Act (the “Underwriter Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several, to which any Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue or allegedly untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus,

or other free writing prospectus used by the Company, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending any such action or claims, promptly as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with any information furnished by or on behalf of the Underwriters, it being understood and agreed that the only such information so furnished consists of the first sentence of the tenth paragraph, the twenty-first paragraph, the twenty-sixth paragraph and the twenty-eighth paragraph under the caption “Underwriting (Conflicts of Interest)” beginning on page S-17 of the Prospectus Supplement (collectively, the “Underwriter Information”).

(b) (i) Each Underwriter, severally and not jointly, will indemnify the Company and its directors and officers and each person, if any, who controls the Company, within the meaning of Section 15 of the Act (the “Company Indemnified Parties”) and hold it harmless against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that said untrue statement or allegedly untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information; and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim.

(ii) Each of the Forward Sellers will indemnify the Company Indemnified Parties and hold it harmless against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that said untrue statement or allegedly untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with any information furnished by or on behalf of a Forward Seller or its affiliated Forward Purchaser, it being understood and agreed that the only such information furnished by such Forward Seller or such Forward Purchaser consists of the statement regarding affiliations with the applicable Underwriter on the cover page of the Prospectus; and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 10 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under said subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under said subsection and to the extent it is not materially prejudiced as a result thereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under said subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of its counsel shall be at the expense of the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the reasonable judgment of the indemnified party, be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter Indemnified Parties shall be designated in writing by the Representatives and any such separate firm for the Company Indemnified Parties shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld).

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold an indemnified party harmless under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of said losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, the Forward Purchasers and the Forward Sellers on the

other from the offering of the Shares to which said loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters, the Forward Purchasers and the Forward Sellers on the other in connection with the statements or omissions that resulted in said losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, the Forward Purchasers and the Forward Sellers on the other shall be deemed to be in the same proportion as (A) in the case of the Company, the total net proceeds from the offering (before deducting expenses) received by the Company (which proceeds, for purposes of this calculation, shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements and the Additional Forward Sale Agreements, if any, in each case, assuming Physical Settlement (as such term is defined in the Forward Sale Agreements and any Additional Forward Sale Agreements, as applicable) thereof on the Effective Date (as such term is defined in the Forward Sale Agreements and any Additional Forward Sale Agreements, as applicable)), (B) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters from the offering of the Shares as set forth in the Prospectus, and (C) in the case of the Forward Purchasers and the Forward Sellers, the aggregate spread received by the Forward Purchasers under the Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Sellers, bear to the aggregate public offering price of the Shares as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters, the Forward Purchasers or the Forward Sellers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriters, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters, the Forward Purchasers and the Forward Sellers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter, Forward Purchaser or Forward Seller (except as may be provided in any agreement among the Underwriters, the Forward Purchasers and the Forward Sellers relating to the offering of the Shares) shall be required to contribute any amount in excess of the amount, by which, with respect to the Underwriters, the total price at which the Shares underwritten by it and distributed to the public were offered to the public, or with respect to the Forward Sellers and the Forward Purchasers, the aggregate spread received by the Forward Purchasers under the Forward Sale Agreements and any Additional Forward Sale Agreement, net of any costs associated therewith, exceeds the amount of any damages that said Underwriters, Forward

Purchasers or Forward Sellers have otherwise been required to pay by reason of said untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of the fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Shares and not joint. The foregoing provisions regarding contribution shall apply except as otherwise required by applicable law.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability that the Company may otherwise have and the obligations of the Underwriters, the Forward Purchasers and the Forward Sellers under this Section 10 shall be in addition to any liability that the respective Underwriters, the Forward Purchasers or the Forward Sellers may otherwise have.

11. Issuance and Sale by the Company. (a) In the event that any of the Forward Seller elects not to borrow and deliver for sale to the Underwriters at the Time of Delivery the total number of Borrowed Firm Shares or at the Additional Time of Delivery (if any) the total number of Borrowed Option Shares, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 4(c) or Section 4(d) hereof, as the case may be, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Firm Shares or Borrowed Option Shares, as the case may be, that such Forward Seller does not so borrow and deliver for sale. In connection with any such issuance and sale by the Company, the Company or the Representatives each shall have the right to postpone the Time of Delivery or the Additional Time of Delivery, as the case may be, for a period not exceeding three business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a) in lieu of Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a) in lieu of Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b) Neither any of the Forward Purchasers nor any of the Forward Sellers shall have any liability whatsoever for any Borrowed Shares that such Forward Seller does not borrow and deliver for sale to the Underwriters at the Time of Delivery or the Additional Time of Delivery pursuant to Section 4(c) or 4(d) hereof, as the case may be.

12. Default by One or More of the Underwriters. If, at the Time of Delivery or at the Additional Time of Delivery (if any), as the case may be, any one or more of the Underwriters shall default in its obligation to purchase any of the Shares, and the aggregate number of the Shares set forth opposite the name or names of the defaulting Underwriter or Underwriters in Schedule I hereto is not more than one-tenth of the aggregate number of the Shares, the other Underwriters shall be obligated severally in the proportions that the aggregate number of Shares set forth opposite their respective names in Schedule I to this Agreement bears to the aggregate number of such Shares set forth opposite the names of all the non-defaulting Underwriters, or in such other proportions as the Underwriters may agree, to purchase the Shares as to which the defaulting Underwriter or Underwriters so defaulted on that date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of the number of Shares without the written consent of that Underwriter. If, at the Time of Delivery or at the Additional Time of Delivery (if any), as the case may be, any Underwriter or Underwriters shall default in its or their obligation to purchase Shares and the aggregate number of Shares set forth opposite the name or names of the defaulting Underwriter or Underwriters in Schedule I hereto is more than one-tenth of the aggregate number of Shares, and arrangements satisfactory to the Underwriters and the Company for the purchase of said Shares are not made within 36 hours after the default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Sections 8 and 10 hereof. In any such case, either the Underwriters or the Company shall have the right to postpone the Time of Delivery or the Additional Time of Delivery, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of said Underwriter under this Agreement.

13. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters and the Forward Sellers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, any Forward Purchaser and any Forward Seller or any control person of any of them, or the Company, or any officer or Director or Trustee or control person of the Company, and shall survive delivery of and payment for the Shares and any termination of this Agreement.

14. Termination. (a) If any condition specified in Section 9 of this Agreement shall not have been fulfilled when and as required to be fulfilled thereunder, then this Agreement may be terminated by the Representatives upon notice to the Company.

(b) If this Agreement shall be terminated pursuant to Section 12 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Shares except as provided in Section 8 and Section 10 hereof; but, if for any other reason Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters and the Forward Sellers for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters and the Forward Sellers in making preparations for the purchase, sale and delivery of the Shares. Unless the cause for non-delivery shall be a matter within the reasonable control of the Company, the Company shall be under no further liability to any Underwriter with respect to the Shares except as provided in Section 8 and Section 10 hereof.

15. Reliance on Your Acts. In all dealings under this Agreement, the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

16. Notices. All statements, requests, notices and agreements under this Agreement shall be in writing, or, if promptly confirmed in writing, by telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the Representatives in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: 1-646-291-1469, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: 1-646-834-8133 and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Facsimile: 1-212-622-8358; if to the Forward Purchasers or the Forward Sellers, as the case may be, will be mailed, or telecopied to Citigroup Global Markets Inc., as agent for Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: 1-646-291-1469, Barclays Bank PLC, c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: 1-646-834-8133 and JPMorgan Chase Bank, National Association, London Branch, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: EDG Marketing Support, Email: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com, with a copy to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Facsimile: 1-212-622-8358; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement, Attention: Vice President and Treasurer.

17. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Forward Purchasers, the Forward Sellers, the Company and, to the extent provided in Sections 10 and 13 hereof, the officers, directors and Trustees of the Company and each person, if any, who controls the Company, any Forward Seller, any Forward Purchaser or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18. No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of any Company Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the purchase and sale of the Shares pursuant to this Agreement each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter, Forward Purchaser or Forward Seller has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, such Forward Purchaser or such the Forward Seller, as the case may be, has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Forward Purchasers, the Forward Sellers, the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with the purchase and sale of the Shares pursuant to this Agreement or the process leading thereto.

19. Time is of Essence. Time shall be of the essence of this Agreement. As used herein the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

20. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of New York.

21. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, and by the Forward Sellers and the Forward Purchasers, this Agreement and such acceptance hereof, shall constitute a binding agreement among each of the Underwriters, the Forward Sellers, the Forward Purchasers and the Company.

Very truly yours,

CONSOLIDATED EDISON, INC.

By:	/s/ Yukari Saegusa
Name: Yukari Saegusa
Title: Vice President and Treasurer

Confirmed and Accepted as of the date hereof and on behalf of itself and each other Underwriter:

The Representatives

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Serge Tismen
	Name:	Serge Tismen
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Paul Robinson
	Name:	Paul Robinson
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Alaoui Zenere
	Name:	Alaoui Zenere
	Title:	Vice President

Confirmed and Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Serge Tismen
	Name:	Serge Tismen
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Paul Robinson
	Name:	Paul Robinson
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Alaoui Zenere
	Name:	Alaoui Zenere
	Title:	Vice President

In each case acting in its capacity as Forward Seller and, in the case of Citigroup Global Markets Inc., as agent for Citibank, N.A.

Confirmed and Accepted as of the date hereof:

CITIBANK, N.A.

Acting in its capacity as Forward Purchaser,

solely as the recipient and/or beneficiary of

certain representations, warranties, agreement

and indemnities set forth in this Agreement

By:	/s/ Serge Tismen
Name: Serge Tismen
Title: Managing Director

BARCLAYS BANK PLC

Acting in its capacity as Forward Purchaser,

solely as the recipient and/or beneficiary of

certain representations, warranties, agreement

and indemnities set forth in this Agreement

By:	/s/ Paul Robinson
Name: Paul Robinson
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, LONDON BRANCH

Acting in its capacity as Forward Purchaser,

solely as the recipient and/or beneficiary of

certain representations, warranties, agreement

and indemnities set forth in this Agreement

By:	/s/ Alaoui Zenere
Name: Alaoui Zenere
Title: Vice President

SCHEDULE I

Underwriters	Number of Borrowed Firm Shares to be Purchased from Citi	Number of Borrowed Firm Shares to be Purchased from Barclays	Number of Borrowed Firm Shares to be Purchased from J.P. Morgan	Total Number of Borrowed Firm Shares to be Purchased from the Forward Sellers
Citigroup Global Markets Inc.	1,361,376	1,361,375	1,361,375	4,084,126
Barclays Capital Inc.	384,090	384,090	384,090	1,152,270
J.P. Morgan Securities LLC	384,090	384,090	384,090	1,152,270
Merrill Lynch, Pierce, Fenner & Smith Incorporated	384,090	384,090	384,090	1,152,270
Mizuho Securities USA LLC	384,090	384,090	384,090	1,152,270
Wells Fargo Securities, LLC	384,090	384,090	384,090	1,152,270
KeyBanc Capital Markets Inc.	206,363	206,363	206,363	619,089
MUFG Securities Americas Inc.	206,363	206,363	206,363	619,089
SMBC Nikko Securities America, Inc.	206,363	206,363	206,363	619,089
BNY Mellon Capital Markets, LLC	108,636	108,636	108,636	325,908
Scotia Capital (USA) Inc.	108,636	108,636	108,636	325,908
BTIG, LLC	87,272	87,272	87,272	261,816
CIBC World Markets Corp.	87,272	87,272	87,272	261,816
PNC Capital Markets LLC	87,272	87,272	87,272	261,816
TD Securities (USA) LLC	87,272	87,272	87,272	261,816
Morgan Stanley & Co. LLC	39,090	39,090	39,090	117,270
The Williams Capital Group, L.P.	19,545	19,545	19,545	58,635
Loop Capital Markets LLC	19,545	19,545	19,545	58,635
TOTAL	4,545,455	4,545,454	4,545,454	13,636,363

Schedule I

SCHEDULE II

Number of Shares Offered: 13,636,363 shares of Common Stock

Initial Public Offering Price: $77.00 per share

Purchase Price: $75.537 per share

Schedule II

SCHEDULE III

Permitted Free Writing Prospectus

•	Electronic road show presentation entitled “Consolidated Edison, Inc. Equity Roadshow” dated November 2018 made available on NetRoadshow.com

Schedule III

SCHEDULE IV

Form of Additional Forward Sale Agreement

[See attached]

Schedule IV

DATE:	[ ]

TO:	Consolidated Edison, Inc.
ATTENTION:	Yukari Saegusa, Vice President and Treasurer
TELEPHONE:	212-460-3807
FACSIMILE:	917-534-4016
EMAIL:	saegusay@coned.com

FROM:	[Dealer].
SUBJECT:	Issuer Forward Transaction

[Reference Number(s):	[•]]

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between [•] (“Dealer”) and Consolidated Edison, Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates and supersedes all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency – Cross Border) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation) on the Trade Date. The Transaction hereunder shall be the sole Transaction under the Agreement. If there exists any ISDA Master Agreement between Dealer and Counterparty or any confirmation or other agreement between Dealer and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

The definitions and provisions contained in the 2006 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation.    Any reference to a currency shall have the meaning contained in Section 1.7 of the 2006 ISDA Definitions as published by ISDA.

THIS CONFIRMATION AND ALL MATTERS ARISING OUT OF OR RELATED HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS ARISING OUT OF OR RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty.

1. In the event of any inconsistency among this Confirmation, the Swap Definitions, the Equity Definitions or the Agreement, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) this Confirmation; (ii) the Equity Definitions; (iii) the Swap Definitions and (iv) the Agreement.

1

2. Each party will make each payment specified in this Confirmation as being payable by such party not later than the specified due date, for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.

3. General Terms:

Buyer:	Dealer.

Seller:	Counterparty.

Trade Date:	November [•], 2018.[1]

Effective Date:	November [•], 2018,[2] or such later date on which the conditions set forth in Section 4 of this Confirmation have been satisfied.

Number of Shares:	Initially, (x) if no Initial Hedging Disruption (as defined in Section 4(b)) occurs, [•] Shares (the “Full Number of Shares”) or (y) if an Initial Hedging Disruption occurs, the Reduced Number of Shares (as defined in Section 4(b)).

Maturity Date:	December 27, 2019 (or, if such date is not a Clearance System Business Day, the next following Clearance System Business Day).

Daily Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day, the Daily Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Daily Forward Price in effect on such date shall be the Daily Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD $[•][3] per Share.

Daily Rate:	For any day, (i)(A) Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365. For the avoidance of doubt, the Daily Rate may be negative.

Overnight Bank Rate	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Spread:	65 basis points.

Forward Price Reduction Date:	Each date as separately agreed in writing between Dealer and Counterparty.

[1]	NTD: Date of pricing of equity offering.
[2]	NTD: Date of closing of equity offering.
[3]	NTD: Initial public offering price less underwriting discount.

2

Forward Price Reduction Amount:	For each Forward Price Reduction Date, an amount as separately agreed in writing between Dealer and Counterparty.

Shares:	Common Shares, $0.10 par value per share, of Counterparty (Exchange identifier: “ED”).

Exchange:	New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	The Depository Trust Company.

Valuation:

Designated Valuation:	Subject to Section 9 of this Confirmation, Counterparty shall have the right to designate from time to time one or more Scheduled Trading Days (each, a “Designated Date”) occurring on or prior to the Maturity Date for a valuation and settlement of the Transaction with respect to all or a portion of the Undesignated Shares as of the Designated Date by written notice to Dealer delivered no later than 11:30 a.m., New York time, on the applicable Settlement Method Election Date; provided that, except with respect to the Maturity Date, Counterparty may not designate a Designated Date occurring during an Unwind Period related to a different Designated Date unless Physical Settlement is applicable in respect of such Designated Date. The portion of the Undesignated Shares designated for valuation and settlement in respect of a Designated Date shall be the “Designated Shares” for such Designated Date. If the number of Undesignated Shares on the Maturity Date is greater than zero (meaning, for the avoidance of doubt, that Counterparty did not deliver written notice to Dealer designating the Maturity Date as the Designated Date with respect to such Undesignated Shares on or prior to the related Settlement Method Election Date), then the Maturity Date will be a Designated Date with a number of Designated Shares equal to such remaining number of Undesignated Shares.

Valuation Date:	With respect to any Physical Settlement, the relevant Designated Date. With respect to any Cash Settlement or Net Share Settlement, the last day of the related Unwind Period.

Undesignated Shares:	At any time, the Number of Shares minus the aggregate number of Designated Shares for all Designated Dates occurring prior to such time.

Unwind Period:	For any Cash Settlement or Net Share Settlement, a period of consecutive Scheduled Trading Days (not to exceed ninety (90) Scheduled Trading Days), determined in a good faith and commercially reasonable manner by Dealer beginning on, and including, the Designated Date and ending on the date on which Dealer or its affiliates finishes unwinding Dealer’s Hedge Positions in respect of the Designated Shares for such Designated Date.

3

Market Disruption Event:	Section 6.3(a) of the Equity Definitions shall be amended by deleting the words “at any time during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and replacing them with the words “at any time during the regular trading session on the Exchange, without regard to after hours or any other trading outside of the regular trading session hours”, and by replacing “or (iii) an Early Closure” with; “(iii) an Early Closure or (iv) a Regulatory Disruption”.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Any Exchange Business Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be an Exchange Business Day; if a closure of the Exchange prior to its normal close of trading on any Exchange Business Day is scheduled following the date hereof, then such Exchange Business Day shall be deemed to be a Disrupted Day in full.

A “Regulatory Disruption” shall occur if the Dealer concludes, in good faith and in its commercially reasonable judgment, based on the advice of counsel, that it is advisable with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) that are generally applicable to transactions of this nature and related to compliance with applicable laws for Dealer and applied hereto in a non-discriminatory and consistent manner to similarly affected transactions, for Dealer to refrain from or decrease any market activity on any Scheduled Trading Day(s) in which it would otherwise engage in connection with the Transaction. Upon the occurrence of a Regulatory Disruption, Dealer may by written notice to Counterparty elect to deem that a Market Disruption Event has occurred and will be continuing on such Scheduled Trading Day(s). For the avoidance of doubt, if a Market Disruption Event is deemed to have occurred solely in response to the policies and procedures referenced in the first sentence of this paragraph, each affected Scheduled Trading Day will be a Disrupted Day in full. Dealer shall promptly notify Counterparty upon exercising its rights pursuant to this provision and shall subsequently notify Counterparty in writing on the Scheduled Trading Day that Dealer reasonably believes in good faith and upon the advice of counsel that it may resume its market activity.

Consequences of Disrupted Days:	Solely as set forth in Section 9 of this Confirmation. The occurrence of a Disrupted Day shall not otherwise affect an Unwind Period.

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Settlement:

Settlement Date:	Each Valuation Date.

Settlement Method Election:	Applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional potential settlement method under Section 7.1 of the Equity Definitions;

(ii)  If Counterparty elects Cash Settlement or Net Share Settlement in the Settlement Notice (as defined below) to Dealer, Counterparty represents and warrants to the Dealer that, as of the date of such election,

(A) Counterparty is not aware of any material non-public information concerning itself or the Shares;

(B)  Counterparty is electing the settlement method and designating the related Designated Date in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 (“Rule 10b-5”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other provision of the federal securities laws;

(C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”));

(D)  Counterparty would be able to purchase a number of Shares equal to the number of related Designated Shares (or, if greater in the case of a Net Share Settlement, a number of Shares with a value as of the date of such election equal to the product of (I) such number of Designated Shares and (II) the expected Daily Forward Price as of the relevant Designated Date) in compliance with the laws of Counterparty’s jurisdiction of organization;

(E)  Counterparty is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) in violation of the Exchange Act; and

(F)  such election, and settlement in accordance therewith, does not and will not violate or conflict with, in any material respect, any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with in all material respects; and

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(iii) Notwithstanding any election to the contrary as of any Settlement Method Election Date, Physical Settlement shall be applicable:

(A)  to all of the Designated Shares for the relevant Designated Date if, on the relevant Settlement Method Election Date, (I) the closing price per Share on the Exchange is below USD [•][4] (the “Threshold Price”) or (II) the Dealer determines, in good faith and the exercise of its commercially reasonable judgment based (in the case of clause (x) below) on the advice of counsel, that Dealer would be unable to purchase a sufficient number of Shares in the market to unwind its hedge position in respect of the Transaction with respect to the Designated Shares and satisfy its delivery obligation hereunder (if any) either (x) in a manner that (1) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, satisfy the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (2) would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each event in clause (I) and (II) above, a “Trading Condition”); or

(B)  to all or a portion of the Designated Shares for the relevant Designated Date if, on any day during the relevant Unwind Period, (1) either (I) the trading price per Share on the Exchange is below the Threshold Price or (II) Dealer determines, in good faith and the exercise of its commercially reasonable judgment based (in the case of clause (x) of subparagraph (iii)(A)(II) above) on the advice of counsel that a Trading Condition has occurred; or (2) the 90th consecutive Scheduled Trading Day of such Unwind Period occurs;

in which case the provisions set forth below in Section 9(c) shall apply as if such day were the “Early Valuation Date” and (x) for purposes of clause (i) of Section 9(c), such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of Section 9(c), the “Remaining Amount” shall be equal to the number of Designated Shares for the relevant Designated Date minus the Unwound Shares determined in accordance with clause (x) of this sentence.

[4]	NTD: 50% of the initial Forward Price

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Electing Party:	Counterparty.

Settlement Method Election Date:	The second Scheduled Trading Day immediately preceding the relevant Designated Date; provided, that Counterparty may only elect Cash Settlement or Net Share Settlement if Counterparty (i) selects a Designated Date at least ninety (90) Scheduled Trading Days prior to the Maturity Date and (ii) delivers written notice of Settlement Method Election (the “Settlement Notice”) to Dealer and such notice contains the Designated Date and the representations and warranties required for the Settlement Method Election.

Default Settlement Method:	Physical Settlement.

Physical Settlement:	If Physical Settlement is applicable, then on the relevant Settlement Date, Dealer will pay to Counterparty an amount equal to the product of (x) the number of Designated Shares for the related Designated Date and (y) the Daily Forward Price on such Settlement Date and Counterparty will deliver to Dealer a number of Shares equal to such number of Designated Shares. Section 9.2 of the Equity Definitions (other than the last sentence thereof) will not apply to any Physical Settlement.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Cash Settlement Payment Date:	If Cash Settlement is applicable, the second Currency Business Day following the applicable Valuation Date.

Forward Cash Settlement Amount:	The aggregate sum, for all Unwind Dates in the relevant Unwind Period, of the Daily Cash Settlement Amounts.

Daily Cash Settlement Amount:	For any Unwind Date, the product (which may be negative) of (i) the Daily Share Number of such Unwind Date, and (ii)(A) the Settlement Price for such Unwind Date minus (B) the Daily Forward Price on the day that is the second Exchange Business Day immediately following such Unwind Date.

Unwind Date:	Each Exchange Business Day during the Unwind Period on which Dealer or its affiliates unwind any portion of Dealer’s Hedge Positions in respect of the relevant Designated Date.

Daily Share Number:	For any Unwind Date, the number of Designated Shares with respect to which Dealer or its affiliates unwind any portion of Dealer’s Hedge Positions in respect of the relevant Designated Date.

Settlement Price:	For any Unwind Date, the Rule 10b-18 volume-weighted average price per Share for the regular trading session of the Exchange on such date (without considering trading before the open or after hours trading outside of the regular trading session), as reported by Bloomberg on page “ED <Equity> AQR SEC” or any successor page thereto at 4:15 p.m., New York time (or 15 minutes following the end of any extension of

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the regular trading session), on such date or, if such price is not so reported on such date or is in the Calculation Agent’s reasonable determination erroneous, as reasonably determined by the Calculation Agent (provided that such price determined by the Calculation Agent is consistent with the price used by the Calculation Agent with respect to other similar equity derivative transactions outstanding, if any, involving the Shares), plus $0.02.

Net Share Settlement:	If Net Share Settlement is applicable, then on the relevant Net Share Settlement Date:

(i) if the Net Share Settlement Number is positive, then Counterparty will deliver to Dealer a number of Shares equal to the Net Share Settlement Number; and

(ii) if the Net Share Settlement Number is negative, then Dealer will deliver to Counterparty a number of Shares equal to the absolute value of the Net Share Settlement Number;

in either case in accordance with Section 9.2 (last sentence only), 9.4 (with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4), 9.8, 9.9, 9.11 (as modified herein) and 9.12 of the Equity Definitions as if Physical Settlement were applicable.

Net Share Settlement Number:	A number of Shares equal to the sum of (i) the Aggregate Net Share Number as of the last Unwind Date in the Unwind Period and (ii) the sum of the quotients (rounded to the nearest whole number), for each Unwind Adjustment Amount for such Unwind Period, obtained by dividing (x) such Unwind Adjustment Amount by (y) the Settlement Price on the Forward Price Reduction Date relating to such Unwind Adjustment Amount.

Aggregate Net Share Number:	As of any date, the aggregate sum, for all Unwind Dates in the relevant Unwind Period occurring on or prior to such date, of the quotient (rounded to the nearest whole number) obtained by dividing (x) the Daily Cash Settlement Amount for such Unwind Date by (y) the Settlement Price for such Unwind Date.

Net Share Settlement Date:	Two (2) Clearance System Business Days following the applicable Valuation Date.

Unwind Adjustment Amount:	For any Unwind Period, for any Forward Price Reduction Date that occurs during the period from, and including, the date that is one (1) Settlement Cycle immediately following the relevant Designated Date to, and including, the date that is one (1) Settlement Cycle immediately following the relevant Valuation Date, an amount equal to the product of (i) the relevant Forward Price Reduction Amount multiplied by (ii)(A) if the Aggregate Net Share Number as of the date immediately prior to the date that is one (1) Settlement Cycle immediately preceding the relevant Forward Price Reduction Date is a positive number, such Aggregate Net Share Number or (B) otherwise, zero.

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Unwound Shares:	For any Unwind Period at any time, the aggregate sum of the Daily Share Numbers for all Unwind Dates in such Unwind Period that have occurred prior to such time.

Delivery of Shares:	Notwithstanding anything to the contrary herein, either party may, by prior notice to the other party, satisfy its obligation to deliver any Shares on any date due (an “Original Delivery Date”) by making separate deliveries of Shares, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

Consequences of Late Delivery:	Without limiting the generality of this Confirmation, the Agreement and the Equity Definitions, if for any reason Counterparty fails to deliver when due any Shares required to be delivered hereunder and a Forward Price Reduction Date occurs on or after the date such Shares are due and on or before the date such Shares are delivered, Counterparty acknowledges and agrees that, in addition to any other amounts for which Counterparty may be liable hereunder or under law (but without duplication), Counterparty shall be liable to Dealer for an amount equal to the product of the number of Shares so due but not yet delivered on or prior to such Forward Price Reduction Date and the Forward Price Reduction Amount for such Forward Price Reduction Date.

Representation and Agreement:	Section 9.11 of the Equity Definitions is hereby modified to exclude any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist or arise as a result of the fact that Counterparty is the Issuer of the Shares.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment; provided that, Section 11.2(e)(iii) of the Equity Definitions shall be deleted.

Extraordinary Dividend:	Any dividend or distribution on the Shares which has an ex-dividend date occurring on any day following the Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to the relevant quarter that has an ex-dividend date no earlier than the Forward Price Reduction Date corresponding to the relevant quarter).

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Extraordinary Events:

Merger Event:	Section 12.1(b) of the Equity Definitions shall be amended by deleting the remainder of such Section following the definition of “Reverse Merger” therein.

Tender Offer:	Applicable.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal interpretation”; (ii) replacing the word “Shares” where it appears in clause (X) with the words “Hedge Position”; and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by it on the Trade Date”.

Failure to Deliver:	Not Applicable.

Hedging Disruption:	Not Applicable.

Increased Cost of Hedging:	Not Applicable.

Increased Cost of Stock Borrow:	Applicable; provided that clause (C) of Section 12.9(b)(v) of the Equity Definitions and the third, fourth and fifth sentences of Section 12.9(b)(v) of the Equity Definitions shall be deleted.

Initial Stock Loan Rate:	25 basis points per annum.

Loss of Stock Borrow:	Applicable.

Maximum Stock Loan Rate:	200 basis points per annum.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

Consequences of
Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (other than an Increased Cost of Stock Borrow and any event that also constitutes a Bankruptcy Termination Event) shall not apply, and instead, the consequences specified in Section 9 (or, in the case of a Bankruptcy Termination Event, Section 7) of this Confirmation shall apply.

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Acknowledgements:

Non-Reliance:	Applicable.

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable.

Additional Acknowledgements:	Applicable.

Calculation Agent:	Dealer; provided that if an Event of Default under Section 5(a)(i) or 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, Counterparty shall have the right to designate in good faith and in its commercially reasonable discretion a leading over-the-counter corporate equity derivatives dealer until such time as such Event of Default is no longer continuing.

Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall within one Exchange Business Day provide to Counterparty a report displaying in reasonable detail the basis for such determination or calculation, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

Account Details:

Payments to Dealer:	As set forth in Section 4 (Account Details) of Annex C hereto.

Payments to Counterparty:	As instructed by Counterparty prior to settlement.

Delivery of Shares to Dealer:	As set forth in Section 4 (Account Details) of Annex C hereto.

Delivery of Shares to Counterparty:	As instructed by Counterparty prior to settlement.

4.	Conditions to Effectiveness:

(a)	The effectiveness of this Confirmation on the Effective Date shall be subject to the following conditions:

(i)

The representations and warranties of Counterparty contained in the Underwriting Agreement dated [•], 2018, between Counterparty and Citigroup Global Markets Inc., Barclays Capital Inc. and J.P. Morgan Securities LLC, acting in their capacity as Forward Sellers (as defined therein), and [•], Barclays Bank PLC and JPMorgan Chase Bank, London Branch, acting in their capacity as Forward Purchasers (as defined therein) and Citigroup Global Markets Inc., Barclays Capital Inc. and J.P. Morgan Securities LLC, as representative of the several Underwriters named therein (the “Underwriting Agreement”), and any certificate delivered pursuant thereto by Counterparty shall be true and correct on the Effective Date as if made as of the Effective Date;

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(ii)	Counterparty shall have performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date;

(iii)	All of the conditions set forth in Section 9 (Conditions of the Obligations of the Underwriters) of the Underwriting Agreement shall have been satisfied;

(iv)

The delivery of Option Shares (as defined in the Underwriting Agreement) and payment of the Option Purchase Price (as defined in the Underwriting Agreement) therefor shall have occurred pursuant to Section 6 (Payment and Delivery) of the Underwriting Agreement (the “Additional Time of Delivery”);

(v)	All of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on the Effective Date as if made as of the Effective Date;

(vi)

Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to the Effective Date, including without limitation its obligations under Section 5 hereof; and

(vii)	Counterparty shall have delivered to Dealer an opinion of counsel substantially in the form of Annex B hereto.

(b)

Notwithstanding the foregoing or any other provision of this Confirmation, if (x) on or prior to 9:00 a.m., New York City time, on the date the Additional Time of Delivery is scheduled to occur, Dealer, in its commercially reasonable judgment, is unable to borrow and deliver for sale the Full Number of Shares or (y) in Dealer’s commercially reasonable judgment, it would incur a stock loan cost of more than 200 basis points per annum with respect to all or any portion of the Full Number of Shares (in each case, an “Initial Hedging Disruption”), the effectiveness of this Confirmation and the Transaction shall be limited to the number of Shares Dealer may borrow at a cost of not more than 200 basis points per annum (such number of Shares, the “Reduced Number of Shares”), which, for the avoidance of doubt, may be zero; provided, however, that if the Counterparty terminates the Transaction under the Base Confirmation (as defined herein) pursuant to Section 4(b) thereto, then Counterparty shall have the option to terminate the Transaction. Counterparty shall have no liability to Dealer hereunder (including for any costs or expenses incurred by Dealer) as a result of any reduction in the Number of Shares or as a result of or following any termination of the Transaction pursuant to this Section 4(b).

5.	Representations and Agreements of Counterparty: Counterparty represents and warrants to, and agrees with, Dealer as of the date hereof that:

(a)

Counterparty shall promptly provide written notice, to the extent such notice does not constitute material non-public information, to Dealer upon obtaining knowledge of (i) the occurrence or announcement of any event that would constitute an Event of Default, Potential Event of Default or a Potential Adjustment Event or (ii) any Announcement Date in respect of an Extraordinary Event;

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(b)

Counterparty shall maintain, by all required corporate action of Counterparty, a number of authorized but unissued Shares not reserved for other purposes at least equal to two times the sum of (i) the number of Undesignated Shares as of the time of determination, (ii)(A) if any, the number of Designated Shares for any Designated Date occurring prior to such time for which the related Unwind Period has not been completed at such time minus (B) the number of Unwound Shares for such Unwind Period at such time and (iii) if any Net Share Settlement Number as of such time is (A) a positive number and (B) has not been delivered by Counterparty to Dealer pursuant to “Net Share Settlement” above, such Net Share Settlement Number (the sum of the Shares in clauses (i)–(iii), the “Remaining Amount” and the product of two times the Remaining Amount, the “Capped Number”) in reserve for issuance upon settlement of the Transaction. The Shares of Counterparty, when issued and delivered, from time to time, upon settlement of the Transaction, will have been duly authorized and validly issued, fully-paid and non-assessable, and the issuance of such Shares will not be subject to any pre-emptive or similar rights;

(c)

Counterparty shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the Capped Number plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement relating to the Shares to which it is a party (or, if greater, the number of Shares reserved by Counterparty for settlement of or delivery under such transaction or agreement);

(d)

Counterparty will not repurchase any Shares during the term of this Transaction if, immediately following such repurchase, the Number of Shares plus the “Number of Shares” under the letter agreement (the ‘Base Confirmation”) , dated [•], 2018, between Dealer and Counterparty, relating to the forward sale of Shares, results in a Share Percentage (as defined below) equal to or greater than 8.0%. Counterparty shall notify Dealer promptly upon the announcement or consummation of any repurchase of Shares that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, the Trade Date for the Base Confirmation) exceeds 3.1 million Shares. The “Share Percentage” as of any day is the fraction (1) the numerator of which is the Number of Shares and (2) the denominator of which is the number of Shares outstanding on such day;

(e)

As of the Trade Date, it is not and it agrees that, as of the Effective Date and the date of any payment or delivery by Counterparty or Dealer hereunder, it will not be, “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(f)

Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”) shall take any action during any Unwind Period that would cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares. For the avoidance of doubt the immediately preceding sentence shall not apply to any purchase, offer to purchase, bid or limit orders effected by or for an issuer plan by an agent independent of the issuer (each as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act);

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(g)

Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period;

(h)

During any Unwind Period, Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the Announcement Date that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the Announcement Date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 11(c) of this Confirmation. “Securities Act” means the Securities Act of 1933, as amended. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act;

(i)	Counterparty is an “eligible contract participant” (as such term is defined in the Commodity Exchange Act, as amended);

(j)

Counterparty is not entering into the Transaction, and will not elect Cash Settlement or Net Share Settlement, to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) in violation of the Exchange Act or any other applicable securities laws;

(k)

Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least $50 million as of the date hereof;

(l)

Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties with respect to the treatment of the Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and

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Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(m)

Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(n)

Counterparty is not aware of any material non-public information regarding itself or the Shares. Counterparty is entering into this Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; and Counterparty has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(o)

Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(p)

Counterparty: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons; and

(q)

COUNTERPARTY UNDERSTANDS THAT THE TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME SUCH RISKS.

6.

Covenant Regarding Settlement: Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act. Subject to Section 10 of this Confirmation, on the basis of the Forward Letter (as defined below), such Shares, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders (other than any restriction arising from the status or actions of Dealer or its affiliates). Dealer agrees, subject to Section 10 of this Confirmation, that it will use such Shares, directly or indirectly, and irrespective of whether any such stock loan is effected by Dealer or an affiliate thereof, solely for the purposes of delivery to such securities lenders as contemplated in the Forward Letter. Accordingly, Counterparty agrees that any Shares so delivered by Counterparty will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

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7.

Termination on Bankruptcy: The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that the Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.	[Reserved]

9.	Acceleration Events:

(a)

Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, at any time following the occurrence and during the continuation of an Acceleration Event, Dealer (or, in the case of an Acceleration Event that is an Event of Default or a Termination Event, the party that would be entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) (the “Accelerating Party”) shall, by not more than 20 days’ notice to the other party, have the right to designate any Scheduled Trading Day on or following the date that notice of such designation is effective to be the “Early Valuation Date,” in which case the provisions set forth in this Section 9 shall apply in lieu of Section 6 of the Agreement or Article 12 of the Equity Definitions; provided that Section 6 of the Agreement shall apply in the case of (1) an Event of Default pursuant to Section 5(a)(i) of the Agreement in connection with an Early Valuation Date, and (2) an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to Dealer.

(b)

If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be deemed to be a Designated Date for a Physical Settlement, and the number of Designated Shares for such Designated Date shall be the number of Undesignated Shares on the Early Valuation Date; provided that in the case of an Acceleration Event of the type described in paragraph (e)(iii) or (vi) below, the number of Designated Shares for such Designated Date shall be only such number of Designated Shares necessary so that such Acceleration Event shall no longer exist after such Physical Settlement, as determined by the Calculation Agent.

(c)

If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall occur on the Early Valuation Date, (B) a settlement shall occur in respect of such Unwind Period and, except as otherwise provided herein, the settlement method elected by Counterparty in respect of such settlement shall apply, and (C) the number of Designated Shares for such settlement shall be deemed to be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be deemed to be an additional Designated Date for a Physical Settlement and (B) the number of Designated Shares for such additional Designated Date shall be the Remaining Amount on the Early Valuation Date; provided that in the case of an Acceleration Event of the type described in paragraph (e)(iii) or (vi) below, the number of Designated Shares for such additional Designated Date shall be only such number of Designated Shares necessary so that such Acceleration Event shall no longer exist after such Physical Settlement, as determined by the Calculation Agent.

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(d)

Notwithstanding the foregoing, in the case of an Early Valuation Date that occurs due to the announcement of a Nationalization or a Merger Event, if at the time of the related Settlement Date or Net Share Settlement Date, as applicable, the Shares have changed into cash or any other property or the right to receive cash or any other property, such cash, other property or right shall be deliverable instead of such Shares.

(e)	“Acceleration Event” means:

(i)

any Event of Default or Termination Event (other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event) that would give rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(ii)

the announcement of any event or transaction relating to the Shares that, if consummated, would result in (x) the occurrence of a Merger Event or Tender Offer, or (y) the occurrence of a Nationalization, Delisting or Change in Law, in each case as determined by the Calculation Agent in good faith and a commercially reasonable manner;

(iii)	A Loss of Stock Borrow;

(iv)	the declaration or payment by Counterparty of any Extraordinary Dividend;

(v)	the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight consecutive Scheduled Trading Days;

(vi)	the occurrence of an Excess Section 13 Ownership Position or Excess Regulatory Ownership Position; or

(vii)	the occurrence of the Maturity Date during an Unwind Period.

10.

Private Placement Procedures: If either Dealer or Counterparty reasonably determines, based on the advice of counsel, that Counterparty will be unable to comply with the covenant set forth in the second sentence of Section 6 of this Confirmation because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise reasonably determines, based on the advice of counsel, that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty hereunder may not be freely returned by Dealer or its affiliates to securities lenders as contemplated by Section 6 of this Confirmation, then delivery of any such Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

11.	Rule 10b5-1:

(a)

The parties acknowledge that following any election of Cash Settlement or Net Share Settlement by Counterparty, this Confirmation is intended to constitute a binding contract satisfying the requirements of Rule 10b5-1(c) of the Exchange Act and agree that this Confirmation shall be interpreted to comply with such requirements.

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(b)

The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period shall be at Dealer’s sole discretion. Counterparty acknowledges that during any Unwind Period Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares or any other transactions by Dealer (or its agent or affiliate) in connection with this Confirmation. Counterparty represents, warrants and agrees that, during an Unwind Period, it will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares.

(c)

Counterparty hereby agrees with Dealer that during any Unwind Period Counterparty shall not communicate, directly or indirectly, any material non-public information (within the meaning of such term under Rule 10b5-1) to any employee of Dealer (or its agents or affiliates) who is directly involved with the hedging of, and trading with respect to, the Transaction. Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of the Transaction must be effected in accordance with the requirements for the amendment or termination of a contract, instruction or plan under Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification or waiver shall be made at any time at which Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

12.

Capped Number of Shares: Notwithstanding any other provision of the Agreement or this Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under this Confirmation a number of Shares greater than the Capped Number. If the number of Shares to be issued at settlement by the Counterparty exceeds the authorized and unissued shares that are not reserved for any other purposes (such excess, the “Deficit Shares”), Counterparty shall be obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent, that (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration) and are not required to be used for any other purpose, (B) authorized and unissued Shares reserved for issuance in respect of other transactions as of the Trade Date become no longer so reserved and (C) Counterparty authorizes any additional unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable after such Share Issuance Event (or, if later, on the Settlement Date or the date of any Private Placement Settlement for which there are Deficit Shares), deliver such Shares.    For the avoidance of doubt, Counterparty shall not be required to satisfy in cash any share delivery obligation if a Share Issuance Event does not occur.

13.	Transfer, Assignment and Designation:

(a)

Notwithstanding any provision of the Agreement to the contrary, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under the Transaction, in whole but not in part, to an affiliate

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of Dealer without the consent of Counterparty; provided that (i) at the time of assignment or transfer, such affiliate or its guarantor, if any, has equal or better creditworthiness than Dealer; (ii) no Event of Default, Potential Event of Default or Termination Event with respect to which Dealer or such affiliate is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, (iii) no Acceleration Event or other event giving rise to a right or responsibility to designate an Early Valuation Date or otherwise terminate or cancel the Transaction or to make an adjustment to the terms of the Transaction would result therefrom, and (iv) Counterparty shall not, as a result of such assignment or transfer, (A) be required to pay to Dealer or such affiliate an additional amount in respect of any Tax, (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax as to which no additional amount is required to be paid, (C) otherwise be subject to materially adverse tax consequences, (D) become subject to the jurisdiction of any state or country other than the United States of America or (E) become subject to any regulatory requirements with respect to margin for uncleared swaps or clearing.

(b)

Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

14.

Indemnity: Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, agents and controlling parties (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses (but, for the avoidance of doubt, not including financial losses to an Indemnified Party relating to the economic terms of the Transaction provided that the Counterparty performs its obligations under this Confirmation in accordance with its terms), claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party, that arise out of, are in connection with, or relate to, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement, and Counterparty will reimburse any Indemnified Party for all reasonable documented out-of-pocket expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Counterparty will not be liable under this Indemnity paragraph to the extent that any such loss, claim, damage, liability or expense results from an Indemnified Party’s material breach of this Agreement, gross negligence, bad faith, or willful misconduct. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability.

15.	No Collateral; Netting; Setoff:

(a)	Notwithstanding any provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral.

(b)

If on any date any Shares would otherwise be deliverable under the Transaction or the Base Confirmation by Counterparty to Dealer and by Dealer to Counterparty, then, on such date, each party’s obligations to make delivery of

19

such Shares will be automatically satisfied and discharged and, if the aggregate number of Shares that would otherwise have been deliverable by one party exceeds the aggregate number of Shares that would have otherwise been deliverable by the other party, replaced by an obligation upon the party by whom the larger aggregate number of Shares would have been deliverable to deliver to the other party the excess of the larger aggregate number over the smaller aggregate number.

(c)

The parties agree that upon the occurrence of an Early Valuation Date or an Early Termination Date with respect to the non-Accelerating Party, the Defaulting Party or the Affected Party, as applicable (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 15.

(d)

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency or into Shares, at the election of Y, at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency or Shares. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 15 shall be effective to create a charge or other security interest. This Section 15 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(e)

Notwithstanding anything to the contrary in the foregoing, Dealer agrees not to set off or net amounts due from Counterparty with respect to the Transaction against amounts due from Dealer to Counterparty with respect to contracts or instruments that are not Equity Contracts. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy.

16.

Delivery of Cash: For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the Transaction, except (i) where Counterparty elects Cash Settlement and the Forward Cash Settlement Amount is a positive number or (ii) where Section 6 of the Agreement applies as provided in Section 9(a) of this Confirmation. For the avoidance of doubt, the preceding sentence shall not be construed as limiting any damages that may be payable by Counterparty as a result of a breach of or an indemnity under this Confirmation or the Agreement.

17.

Status of Claims in Bankruptcy: Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transaction.

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18.

Limit on Beneficial Ownership: Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, and after taking into account any Shares concurrently delivered by Seller under the Base Confirmation, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than 8.0% of the outstanding Shares (an “Excess Section 13 Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under the New York Business Corporation Law (the “Applicable State Takeover Statute”) or any state or federal bank holding company or banking laws, or other federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator, such as a state or federal banking regulator) of a Dealer Person under Applicable Laws (including, without limitation, “interested stockholder” or “acquiring person” status under the Applicable State Takeover Statute) and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”). Dealer shall notify Counterparty if, at any time, an Excess Section 13 Ownership Position or Excess Regulatory Ownership Position has occurred or would occur as the result of a delivery by Counterparty to Dealer. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of 8.0% of the outstanding Shares or (y) the occurrence of an Excess Regulatory Ownership Position.

19.	Acknowledgements:

(a)	Counterparty acknowledges that:

(i)

During the term of the Transaction, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction.

(ii)

Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transaction, including acting as agent or as principal and for its own account or on behalf of customers.

(iii)

Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Settlement Price.

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(iv)

Any market activities of Dealer and its affiliates with respect to the Shares may affect the market price of the Shares, as well as any Settlement Price, each in a manner that may be adverse to Counterparty.

(v)

The Transaction is a derivative transaction; Dealer and its affiliates may purchase or sell Shares for their own account at prices that may be greater than, or less than, the prices paid or received by Counterparty under the terms of the Transaction.

(b)

The parties intend for this Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of GS&Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Forward Letter”).

(c)	The parties hereto intend for:

(i)

this Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, qualifying for the protections under Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 548(d)(2), 555 and 561 of the Bankruptcy Code;

(ii)

the rights given to Dealer and Counterparty pursuant to “Acceleration Events” in Section 9 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)	Dealer to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code;

(iv)

all payments for, under or in connection with the Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)

any or all obligations that either party has with respect to this Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transaction) or any other agreement between such parties.

20.	Notices: For the purpose of Section 12(a) of the Agreement:

(a)	Address for notices or communications to Dealer: As set forth in Section 1 (Notices) of Annex C hereto.

(b)	Address for notices or communications to Counterparty:

Address:	Consolidated Edison, Inc.,
4 Irving Place,
New York, NY 10003
Attention:	Yukari Saegusa, Vice President and Treasurer
Telephone:	212-460-3807
Facsimile:	917-534-4016
E-mail:	saegusay@coned.com

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Any notice given by email will be deemed effective on the date it is delivered unless the date of that delivery (or attempted delivery) is not a Local Business Day (in respect of the receiving party) or that communication is delivered (or attempted) after the close of business on a Local Business Day (in respect of the receiving party), in which case that communication will be deemed given and effective on the first following day that is a Local Business Day (in respect of the receiving party).

21.

Waiver of Right to Trial by Jury: EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS CONFIRMATION OR THE ACTIONS OF COUNTERPARTY AND DEALER OR ANY OF THEIR AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

22.

Severability: If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

23.

Tax Disclosure: Notwithstanding anything to the contrary herein, in the Equity Definitions or in the Agreement, and notwithstanding any express or implied claims of exclusivity or proprietary rights, the parties (and each of their employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided by either party to the other relating to such tax treatment and tax structure.

24.	Schedule Provisions:

(a)

Notwithstanding Part 1(f) (Payments on Early Termination) of the Schedule to the Agreement and for so long as the Agreement is in the form of the 1992 ISDA Master Agreement, for purposes of Section 6(e) of the Agreement and this Transaction:

(i)	Loss will apply.

(ii)	The Second Method will apply.

(b)	The Termination Currency shall be USD.

(c)	Other:

(i)	Cross Default: The provisions of Section 5(a)(vi) of the Agreement will not apply to Dealer and will not apply to Counterparty.

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(ii)	The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to Dealer and will not apply to Counterparty.

(d)	Part 2(b) of the ISDA Schedule – Payee Representation:

For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representation to Dealer:

Counterparty is a corporation established under the laws of the State of New York and is a U.S. person (as that term is defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended).

For the purpose of Section 3(f) of the Agreement, Dealer makes the representation(s) to Counterparty as set forth in Section 2 (Payee Representation) of Annex C hereto.

(e)	Part 3(a) of the ISDA Schedule – Tax Forms:

Party Required to Deliver Document

	Form/Document/Certificate	Date by which to be Delivered
Counterparty	A complete and duly executed United States Internal Revenue Service Form W-9 (or successor thereto.)	(i) Upon execution and delivery of the Agreement; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such Form previously provided by Counterparty has become obsolete or incorrect.

Dealer	As set forth in Section 3 (Tax Forms) of Annex C hereto.	(i) Upon execution and delivery of the Agreement; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such Form previously provided by Dealer has become obsolete or incorrect.

25.

Transaction Reporting: To the extent any information regarding this Transaction is required to be reported to a trade repository or similar entity by applicable law, Dealer shall satisfy, or cause to be satisfied, such reporting obligations.

26.	Dealer Provisions: The parties hereby agree that the terms set forth in Section 5 (Miscellaneous Provisions) of Annex C hereto shall apply to this Agreement.

[Signature page to follow. Remainder of page intentionally left blank]

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Yours sincerely,

[•]

By:
Name:
Title:

Confirmed as of the date first above written:

CONSOLIDATED EDISON, INC.

By:
Name:	Yukari Saegusa
Title:	Vice President and Treasurer

[Signature Page to Additional Confirmation]

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Restricted Shares pursuant to Section 10 above (a “Private Placement Settlement”), then:

(a) the delivery of Restricted Shares by Counterparty shall be effected in accordance with customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer. Counterparty shall not take, or cause to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer);

(b) as of or prior to the date of delivery, Dealer and any potential purchaser of any such Restricted Shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for similarly sized private placements of equity securities of similarly situated issuers, provided that, prior to receiving or being granted access to any information, any such potential purchaser may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation;

(c) as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such Restricted Shares by Counterparty to Dealer (or any such affiliate) and the private resale of such Restricted Shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and the provision of customary opinions, accountants’ comfort letters (provided that the Dealer provides upon request customary representation letters on Securities Act liability to the accountants) and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all reasonable and documented out-of-pocket fees and expenses in connection with such resale, including all reasonable and documented fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d) in connection with the private placement of such Restricted Shares by Counterparty to Dealer (or any such affiliate) and the private resale of such Restricted Shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum customary for comparable private placements and otherwise in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer may, in its determination and without duplication of any other provision of this Confirmation, adjust the amount of Restricted Shares to be delivered to Dealer hereunder and/or the applicable Daily Forward Price(s) in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of transferability and liquidity in Restricted Shares.

A-1

If Counterparty delivers any Restricted Shares in respect of the Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

[Remainder of page intentionally left blank]

A-2

Annex B

OPINION OF COUNSEL FOR CONSOLIDATED EDISON, INC.

[DATE]

[•]

[A. I am Senior Vice President and General Counsel of Consolidated Edison, Inc. (the “Company”) and as such am aware of the legal affairs of the Company and the personnel of the Law Department of Consolidated Edison Company of New York, Inc., the Company’s principal subsidiary. – OR – B. I am the Vice President – Legal Services of Consolidated Edison Company of New York, Inc., the principal subsidiary of Consolidated Edison, Inc., (the “Company”), and as such am aware of the legal affairs of the Company and the personnel of the Law Department of Consolidated Edison Company of New York, Inc.] I and other members of the Law Department have represented the Company in connection with the letter agreement, dated [            ], between you and the Company (the “Confirmation”).

I have examined the Confirmation and such other documents, and have discussed the foregoing documents and such other matters with such personnel of the Law Department and such officials of the Company, as I considered necessary and appropriate to enable me to express the opinions stated in this letter. As to certain facts relevant to the opinions expressed herein, I have relied on certificates of responsible officers of the Company and public officials.

I have assumed, with your consent, for the purpose of the opinions expressed in this letter that the Confirmation has been duly authorized, executed and delivered by you

Based upon the foregoing, it is my opinion that:

(i) The Company is duly organized and validly existing and in good standing under the laws of the State of New York;

(ii) The Company has the power to execute and deliver the Confirmation and to perform its obligations under the Confirmation and has taken all necessary action to authorize such execution, delivery and performance;

(iii) The Company’s obligations under the Confirmation constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(iv) The Common Shares, $0.10 par value per share, of the Company (the “Common Shares”) initially issuable pursuant to the Confirmation have been duly authorized and, when delivered to and paid for by you in accordance with the terms of the Confirmation, will be validly issued, fully paid and non-assessable;

(v) The issue and delivery of the Common Shares, if any, in accordance with the terms of the Confirmation and the compliance by the Company with all of the provisions of the Common Shares and the Confirmation and the consummation by the Company of the other transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any statute, agreement or instrument known to me to which the Company or any “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended (the “1933 Act”) (each, a “Subsidiary”)) is a party or by which it or any Subsidiary is bound or to which any of the property of the Company or of any Subsidiary is subject, (B) any order, rule or regulation known to me of any court, governmental agency or body having jurisdiction over the Company or any of its properties, except in each of (A) and (B) for such conflicts, defaults or breaches as would individually or in the aggregate not have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, or (C) the Company’s Certificate of Incorporation or by-laws, in each case as amended to the date hereof; and

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(vi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and delivery by the Company of the Common Shares, if any, in accordance with the terms of the Confirmation or the consummation by the Company of the other transactions therein contemplated, provided that, with respect to the registration of such Common Shares under the 1933 Act and subject to Section 10 of the Confirmation, you use such Common Shares, directly or indirectly, solely for the purposes of delivery to securities lenders from whom you or your affiliate borrowed Common Shares in connection with hedging your exposure in connection with the Confirmation as contemplated in the Forward Letter (as defined in the Confirmation) and except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws.

I am a member of the Bar of the State of New York and I do not express any opinion herein concerning any law other than the law of the State of New York and the federal laws of the United States.

This letter is being furnished to you solely for your benefit in connection with the Confirmation and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

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Annex C

Dealer Annex

[•]

1.	Notice. Address for notices or communications to Dealer:

[•]

2.	Payee Representation. For the purpose of Section 3(f) of the Agreement, Dealer makes the following representation(s) to Counterparty:

Dealer is [•]

3.

Tax Forms. For the purpose of Section 24(e) of the Confirmation, Dealer shall deliver to Counterparty a complete and duly executed United States Internal Revenue Service Form [•] (or successor thereto).

4.	Account Details.

Payments to Dealer:

[•]

Delivery of Shares to Dealer: [•]

5.	Miscellaneous Provisions.

a.

[Agent: Dealer is entering the Confirmation through its agent [AGENT] (the “Agent”). Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from Dealer, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.]

b.	[Confirmation: This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).]

c.

[Regulation: Dealer is not a member of the Securities Investor Protection Corporation. Dealer is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority].

d.

[No Insurance or Guaranty: Counterparty understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer or any governmental agency.

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e.

Wall Street Transparency and Accountability Act: In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Swap Definitions or Equity Definitions incorporated herein or the Agreement (including, but not limited to, rights arising from an Acceleration Event, Increased Cost of Stock Borrow, any condition described in clause (i) of Section 18, an Excess Regulatory Ownership Position or Illegality (as defined in the Agreement)).]

f.

[2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol: The parties agree that the terms of the 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. For the purposes of this section:

1. Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity.

2. Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

3. The Local Business Days for such purposes in relation to Dealer and Counterparty is New York, New York, USA.

4. The following are the applicable email addresses:

Portfolio Data:

Dealer:	[e-mail address]
Counterparty:	saegusay@coned.com

Notice of discrepancy:

Dealer:	[e-mail address]
Counterparty:	saegusay@coned.com

Dispute Notice:

Dealer:	[e-mail address]
Counterparty:	saegusay@coned.com

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g.

NFC Representation Protocol: The parties agree that the provisions set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by ISDA on March 8, 2013 (the “NFC Representation Protocol”) shall apply to the Agreement as if each party were an Adhering Party under the terms of the NFC Representation Protocol. In respect of the Attachment to the NFC Representation Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “the relevant Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Covered Master Agreement” shall be deemed to be references to the Agreement (and each “Covered Master Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. Counterparty confirms that it enters into this Confirmation as a party making the NFC Representation (as such term is defined in the NFC Representation Protocol). Counterparty shall promptly notify Dealer of any change to its status as a party making the NFC Representation.

h.

Contractual Recognition of UK Stay in Resolution: Notwithstanding anything contained in the Agreement, the parties agree that the provisions of paragraphs 1 to 4 (inclusive) of the UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by the International Swaps and Derivatives Association, Inc. on 3 May 2016, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Dealer shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Counterparty, (ii) Counterparty shall be treated as a “Module Adhering Party”, and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be references to the date of this Confirmation.]

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